                                                                  Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $200,000 or 222% x $8,749.14
                       = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 7,123.91
+ Annual Premium*                    $ 2,500.00
- Premium Expense Charge**           $    87.50
- Monthly Deduction***               $   608.68
- Mortality & Expense Charge****     $    82.85
+ Hypothetical Rate of Return*****   ($   95.74)
                                     ----------
=                                    $    8,749 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
    1   $ 43.64
    2   $ 43.66
    3   $ 43.67
    4   $ 43.69
    5   $ 43.70
    6   $ 43.72
    7   $ 43.73
    8   $ 43.75
    9   $ 43.76
   10   $ 43.78
   11   $ 43.79
   12   $ 43.81

Total   $524.68

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
    1    ($8.30)
    2    ($8.24)
    3    ($8.18)
    4    ($8.12)
    5    ($8.06)
    6    ($8.01)
    7    ($7.95)
    8    ($7.89)
    9    ($7.83)
   10    ($7.78)
   11    ($7.72)
   12    ($7.66)
Total   ($95.74)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,749.14
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,665 (rounded to the nearest dollar)

II THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,578.42
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,346.83
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  604.53
- Mortality & Expense Charge****     $   93.91
+ Hypothetical Rate of Return*****   $  517.52
                                     ---------
=                                    $  10,578 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
    1   $ 43.36
    2   $ 43.36
    3   $ 43.37
    4   $ 43.37
    5   $ 43.37
    6   $ 43.38
    7   $ 43.38
    8   $ 43.38
    9   $ 43.39
   10   $ 43.39
   11   $ 43.39
   12   $ 43.40
Total   $520.53

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
    1    $ 43.46
    2    $ 43.40

    3    $ 43.34
    4    $ 43.28
    5    $ 43.22
    6    $ 43.16
    7    $ 43.10
    8    $ 43.04
    9    $ 42.97
   10    $ 42.91
   11    $ 42.85
   12    $ 42.79
Total    $517.52

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $10,578.42
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    8,494 (rounded to the nearest dollar)

III THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $200,000 or 222% x $12,730.41
                       = $200,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $9,728.50
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  599.76
- Mortality & Expense Charge****     $  106.39
+ Hypothetical Rate of Return*****   $1,295.55
                                     ---------
=                                    $  12,730 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
    1   $ 43.04
    2   $ 43.03
    3   $ 43.02
    4   $ 43.01
    5   $ 43.00
    6   $ 42.99
    7   $ 42.97
    8   $ 42.96
    9   $ 42.95
   10   $ 42.94
   11   $ 42.93
   12   $ 42.92
Total   $515.76

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
    1   $  105.64
    2   $  106.05
    3   $  106.47
    4   $  106.88
    5   $  107.30
    6   $  107.73
    7   $  108.16
    8   $  108.59
    9   $  109.02
   10   $  109.46
   11   $  109.90
   12   $  110.35
Total   $1,295.55

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,730.41
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $   10,646 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $200,000 or 222% x $8,565.24
                       = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 6,982.90
+ Annual Premium*                    $ 2,500.00
- Premium Expense Charge**           $    87.50
- Monthly Deduction***               $   654.78
- Mortality & Expense Charge****     $    81.36
+ Hypothetical Rate of Return*****   ($   94.01)
                                     ----------
=                                    $    8,565 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----   ---------
    1   $ 47.47
    2   $ 47.49
    3   $ 47.50
    4   $ 47.52
    5   $ 47.54

    6   $ 47.56
    7   $ 47.57
    8   $ 47.59
    9   $ 47.61
   10   $ 47.63
   11   $ 47.64
   12   $ 47.66
Total   $570.78

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
    1    ($8.17)
    2    ($8.11)
    3    ($8.05)
    4    ($7.99)
    5    ($7.92)
    6    ($7.86)
    7    ($7.80)
    8    ($7.74)
    9    ($7.68)
   10    ($7.62)
   11    ($7.56)
   12    ($7.50)
Total   ($94.01)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,565.24
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,481 (rounded to the nearest dollar)

II THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,367.87
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,189.48
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  650.34
- Mortality & Expense Charge****     $   92.27
+ Hypothetical Rate of Return*****   $  508.49
                                     ---------
=                                    $  10,368  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----   --------
    1   $ 47.17
    2   $ 47.17
    3   $ 47.18
    4   $ 47.18
    5   $ 47.19
    6   $ 47.19
    7   $ 47.20
    8   $ 47.20
    9   $ 47.21
   10   $ 47.21
   11   $ 47.22
   12   $ 47.22
Total   $566.34

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
    1    $ 42.81
    2    $ 42.73
    3    $ 42.65
    4    $ 42.57
    5    $ 42.49
    6    $ 42.42
    7    $ 42.34
    8    $ 42.26
    9    $ 42.18
   10    $ 42.10
   11    $ 42.02
   12    $ 41.94
Total    $508.49

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $10,367.87
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    8,284 (rounded to the nearest dollar)

III THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,489.68
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,553.29

+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  645.22
- Mortality & Expense Charge****     $  104.59
+ Hypothetical Rate of Return*****   $1,273.69
                                     ---------
=                                    $  12,490 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----   --------
    1   $ 46.83
    2   $ 46.82
    3   $ 46.81
    4   $ 46.80
    5   $ 46.79
    6   $ 46.77
    7   $ 46.76
    8   $ 46.75
    9   $ 46.74
   10   $ 46.73
   11   $ 46.72
   12   $ 46.71
Total   $561.22

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
    1   $  104.08
    2   $  104.44
    3   $  104.81
    4   $  105.18

    5   $  105.56
    6   $  105.93
    7   $  106.31
    8   $  106.70
    9   $  107.08
   10   $  107.47
   11   $  107.86
   12   $  108.26
Total   $1,273.69

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,489.68
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $   10,406 (rounded to the nearest dollar)